Exhibit 24.2

Volkswagen Auto Lease/Loan Underwritten Funding, LLC

1950 Opportunity Way, Suite 1500

Reston, VA 20190

January 23, 2024

I, Kevin McDonald, am Secretary of Volkswagen Auto Lease/Loan Underwritten Funding, LLC (the “Company”) and do certify that the attached resolutions were duly adopted by unanimous written consent of the board of managers of the Company on January 23, 2024, and such resolutions have not been amended, rescinded or otherwise modified.

/s/ Kevin McDonald
Name: Kevin McDonald
Title: Secretary

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RESOLVED, that the Company undertake such Offerings and in connection with and in furtherance of the Offerings, the President, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer, Secretary, and any Assistant Treasurer, any Assistant Secretary, any Vice President and any other duly appointed officer of the Company (each, a “Designated Officer” and collectively, the “Designated Officers”) are each hereby authorized, in the name and on behalf of the Company, to execute and deliver all agreements and perform all actions in furtherance of the Offerings, including without limitation, (A) to prepare, execute and file, or cause to be prepared and filed with the SEC from time to time (i) one or more registration statements on Form SF-3 for registration under the Securities Act of 1933, as amended (the “Securities Act”), in an amount to be determined by the Designated Officer, of asset-backed securities (the “Securities”) directly or indirectly secured by retail motor vehicle loans and/or Transaction SUBIs and other related assets, and any and all amendments (including, without limitation, post-effective amendments) or supplements thereto, together with the prospectus, all documents required as exhibits to such registration statements or any amendments or supplements and other documents which may be required to be filed with the SEC with respect to the registration of the Securities under the Securities Act (each such registration statement, the “Shelf Registration Statement”) and (ii) any other documents, including without limitation Form 8-Ks, Form 10-Ks, Form 10-Ds, Form SEs or letters or agreements relating to the asset-backed securities issued in connection with any Shelf Registration Statement on Form SF-3, and to take any and all other action that any such Designated Officer shall deem necessary or advisable in connection with the foregoing, and (B) agreements and actions in connection with the sale and offering of the securities issued in the Offerings;

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RESOLVED FURTHER, that the foregoing resolutions shall not limit the persons who are authorized to execute any Shelf Registration Statements and it is hereby provided that each of the members of the Board and each of the officers of the Company are authorized, but not required, to sign each Shelf Registration Statement and each member of the Board and each officer of the Company signing any such Shelf Registration Statement is authorized to appoint an agent and/or attorney-in-fact to execute future amendments and other documents relating to such Shelf Registration Statement.